CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2005 to this Registration Statement on Form SB-2 and related prospectus of Advanced ID
Corporation for the registration of units consisting of common shares and warrants.




Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
April 4, 2005